EXHIBIT 99.1

PGT Reports Third Quarter and Year-To-Date 2007 Results

VENICE, Fla., Oct. 31, 2007 (PRIME NEWSWIRE) -- PGT, Inc. (Nasdaq:PGTI), the leading U.S. manufacturer and supplier of residential impact-resistant windows and doors, today announced financial results for its third quarter ended September 29, 2007.

"During the third quarter of 2007, new housing starts continued to decline, and housing inventory levels continued to rise," said Rod Hershberger, PGT's President and Chief Executive Officer. "Starts in the third quarter of 2007 were down 53% compared to the third quarter of 2006 and down 29% from the second quarter of 2007. Our revenues declined 26.5% compared to the third quarter of 2006. To offset the impact of the housing market, we are continuing to execute strategies designed to generate sales growth in new and existing markets. In addition, we have recently announced several reductions in our cost structure to align our operations with the reduced sales levels."

 Third Quarter 2007 Financial Results
 ------------------------------------
 (See accompanying financial schedules for full financial details and reconciliations of adjusted (non-GAAP) financial measures to their
 GAAP equivalents.)

   * Total revenues for the third quarter were $72.2 million, a decrease of $7.5 million or 9.4% from the second quarter of 2007, and a decrease of $26.1 million or 26.5% versus the same period in 2006. The decrease from 2006 is largely due to the market conditions described above which impacted most of our product lines.
   * Gross margin percentage was 31.9%, compared to 39.9% in the same quarter of 2006. Gross margin decreased as a result of declining operating leverage due to lower overall sales volumes and an increase in aluminum costs when compared to 2006, offset in part by lower overhead spending.
   * SG&A spending decreased by $4.2 million from the prior year quarter mainly due to lower distribution costs associated with lower sales volumes. As a percentage of sales, SG&A was 25.5% for the third quarter compared to 27.2% in the second quarter of 2007 and 23.1% in the third quarter of 2006. The increase in
     percentage as compared to 2006 is mainly due to the decrease in sales volumes.
   * Third quarter net income was $1.1 million compared to net income of $5.1 million and adjusted net income of $8.0 million for the same period in 2006.
   * Net income per diluted share for the third quarter was $0.04 compared to net income per diluted share of $0.18 and pro forma adjusted net income per diluted share of $0.28 for the comparable period of 2006.
   * EBITDA for the third quarter was $8.4 million versus $20.0 million for the comparable period of 2006.

Commenting on the third quarter results, Jeff Jackson, PGT's Chief Financial Officer, stated, "The reduction in sales of 9.4% compared to the second quarter of 2007 resulted in a decrease in operating leverage. Accordingly, our margins decreased 4.5% from the second quarter of 2007 to 31.9%. We prepaid $10.5 million of long-term debt during the third quarter, bringing our year-to-date repayments to $35.5 million and total long-term debt to $130 million."

 Year-To-Date 2007 Financial Results
 -----------------------------------
 (See accompanying financial schedules for full financial details and reconciliations of adjusted (non-GAAP) financial measures to their
 GAAP equivalents.)

   * Total revenues for the first nine months were $224.6 million, a decrease of 26.0%, versus $303.4 million for the same period in
     2006. The decrease from 2006 is largely due to the market
     conditions previously described which impacted most of our product lines.
   * Gross margin percentage for the first nine months was 34.2%, compared to 40.2% in the first nine months of 2006. Gross margin decreased as a result of declining operating leverage due to lower overall sales volumes and an increase in aluminum costs when compared to 2006, offset in part by lower overhead spending.
   * SG&A spending decreased by $8.0 million from the first nine months of 2006 due mainly to lower distribution costs associated with lower sales volumes and lower management fees, partially offset by the impact of an impairment charge totaling $0.8 million on our Lexington, North Carolina facility. As a
     percentage of sales, SG&A was 26.9% for the first nine months of
     2007 compared to 27.5% in the 2007 first half and 22.5% in the first nine months of 2006. The increase in percentage as compared to 2006 is mainly due to the decrease in sales volumes.
   * First nine months net income was $4.7 million compared to $1.0 million for the same period in 2006. On an adjusted basis, first nine months net income was $5.2 million versus $27.6 million in the first nine months of 2006.
   * Net income per diluted share for the first nine months was $0.16 compared to $0.05 for the comparable period of 2006. On an adjusted basis, net income per pro forma diluted share was $0.18, compared to $0.99 for the prior year period.
   * EBITDA for the first nine months was $27.8 million versus $38.6 million for the comparable period of 2006. On an adjusted basis,
     EBITDA for the first nine months was $28.7 million versus $67.0 million for the comparable period of 2006.

Recent Development

On October 25, 2007, we announced a restructuring of the Company as a result of in-depth analysis of the Company's target markets, internal structure, projected run-rate, and efficiency. The restructuring resulted in a decrease in indirect workforce (overhead) of approximately 17%, which equates to approximately 8% of the Company's overall employee population, and included employees at both its Venice, Florida and Salisbury, North Carolina locations. The Company believes this restructuring is essential to streamline operations as well as improve processes to drive new product development and sales. As a result of the restructuring, the Company expects to record an estimated restructuring charge between $2.0 million and $2.5 million in the fourth quarter of 2007. No amounts related to this restructuring have been accrued in the accompanying condensed consolidated financial statements.

Conference Call

As previously announced, PGT will hold a conference call Thursday, November 1, 2007, at 10:30 a.m. Eastern Time and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time: 888-680-0879 (U.S. and Canada) and 617-213-4856 (international). Refer to passcode 21108985. A replay of the call will be available beginning November 1, 2007, at 12:30 p.m. Eastern Time through November 15, 2007. To access the replay, dial 888-286-8010 (U.S. and Canada) or 617-801-6888 (international) and refer to passcode 29530175. To access the webcast, go to www.pgtinc.com and click "Investor Relations."

About PGT

PGT(r) pioneered the U.S. impact-resistant window and door industry and today is the nation's leading manufacturer and supplier of residential impact-resistant windows and doors. PGT is also one of the largest window and door manufacturers in the United States. In its 26th year, the company employs approximately 2,000 at its manufacturing, glass laminating and tempering plants, and delivery fleet facilities in Venice, FL and Salisbury, NC. Sold through a network of over 1,300 independent distributors, the Company's total line of custom windows and doors is now available throughout the eastern United States, the Gulf Coast and in a growing international market that includes the Caribbean, South America and Australia. PGT's product line includes PGT(r) Aluminum and Vinyl Windows and Doors; WinGuard(r) Impact-Resistant Windows and Doors; PGT(r) Architectural Systems; and Eze-Breeze(r) Sliding Panels. PGT Industries, Inc. is a wholly owned subsidiary of PGT, Inc. (NASDAQ:PGTI).

Forward-Looking Statements

Statements in this news release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to PGT, Inc. on the date this release was submitted. PGT, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company's revenues and operating results being highly dependent on, among other things, the homebuilding industry, aluminum prices, and the economy. PGT, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of PGT, Inc.'s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

                       PGT, INC. AND SUBSIDIARY
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (unaudited - in thousands, except per share amounts)

                                3 Months Ended       9 Months Ended
                             -------------------   -------------------
                             Sept. 29,  Sept. 30,  Sept. 29,  Sept. 30,
                               2007       2006       2007        2006
                             --------   --------   --------   --------
 Net sales                   $ 72,229   $ 98,324   $224,611   $303,369
 Cost of sales                 49,177     59,089    147,765    181,301
                             --------   --------   --------   --------
    Gross margin               23,052     39,235     76,846    122,068
 Stock compensation
  expense related to
  dividends paid                   --         --         --     26,898
 Selling, general and
  administrative expenses      18,447     22,691     60,411     68,355
                             --------   --------   --------   --------
   Income from operations       4,605     16,544     16,435     26,815
 Interest expense               2,772      7,791      8,697     25,432
 Other expenses (income),
  net                             198        439        428       (325)
                             --------   --------   --------   --------
   Income before income
    taxes                       1,635      8,314      7,310      1,708
 Income tax expense               566      3,240      2,656        686
                             --------   --------   --------   --------
 Net income                  $  1,069   $  5,074   $  4,654   $  1,022
                             ========   ========   ========   ========
 Basic net income per
  common share               $   0.04   $   0.20   $   0.17   $   0.05
                             ========   ========   ========   ========
 Diluted net income per
  common share               $   0.04   $   0.18   $   0.16   $   0.05
                             ========   ========   ========   ========
    Weighted average common
     shares outstanding:
 Basic                         27,484     25,920     27,202     19,273
                             ========   ========   ========   ========
 Diluted                       28,425     27,748     28,370     21,207
                             ========   ========   ========   ========

                      PGT, INC. AND SUBSIDIARY
                CONDENSED CONSOLIDATED BALANCE SHEET
                           (in thousands)

                                            September 29,  December 30,
                                                2007          2006
                                              --------      --------
 ASSETS                                     (unaudited)
 Current assets:
 Cash and cash equivalents                    $ 19,654      $ 36,981
 Accounts receivable, net                       24,863        25,244
 Inventories, net                                9,951        11,161
 Deferred income taxes                           7,087         5,231
 Other current assets                            7,925        13,041
                                              --------      --------
    Total current assets                        69,480        91,658

 Property, plant and equipment, net             78,954        78,802
 Other intangible assets, net                   97,741       101,918
 Goodwill                                      169,648       169,648
 Other assets, net                               1,320         1,968
                                              --------      --------
    Total assets                              $417,143      $443,994
                                              ========      ========
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
 Accounts payable and accrued expenses        $ 17,417      $ 17,807
 Current portion of long-term debt                  --           420
                                              --------      --------
    Total current liabilities                   17,417        18,227
 Long-term debt                                130,000       165,068
 Deferred income taxes                          52,417        52,417
 Other liabilities                               3,192         3,076
                                              --------      --------
    Total liabilities                          203,026       238,788

 Total shareholders' equity                    214,117       205,206
                                              --------      --------
 Total liabilities and shareholders' equity   $417,143      $443,994
                                              ========      ========

                       PGT, INC. AND SUBSIDIARY
             RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                       TO THEIR GAAP EQUIVALENTS
         (unaudited - in thousands, except per share amounts)

                               Three Months Ended   Nine Months Ended
                               ------------------  -------------------
                               Sept. 29, Sept. 30, Sept. 29,  Sept. 30,
                                  2007      2006      2007      2006
                                -------   -------   -------   --------
 Reconciliation to Adjusted
  Net Income and Adjusted
  Net Income per pro forma
  share (1):
   Net income                   $ 1,069   $ 5,074   $ 4,654   $  1,022
   Reconciling items:
    Cash payment to stock
     option holders (2)              --        --        --     26,898
    Write-off of unamortized
     debt issuance costs in
     connection with the
     February 2006 refinancing
     and prepayment of debt
     in Q3 2006 (3)                  --     2,009        --      6,626
    Reduction in interest
     expense assuming
     February 2006 debt
     refinancing and repay-
     ment of debt with IPO
     proceeds were completed
     at the beginning of the
     period (3)                      --       414        --      6,355
    Prepayment penalty resulting
     from debt repayment in
     July 2006 (3)                   --     2,300        --      2,300
    Impairment of property held
     for sale (4)                    --        --       826         --
    Management fee (5)               --        --        --      1,434
    Tax effect of reconciling
     items                           --    (1,842)     (322)   (17,009)
                                -------   -------   -------   --------
    Adjusted net income         $ 1,069   $ 7,955   $ 5,158   $ 27,626
                                =======   =======   =======   ========
 Weighted average shares
  outstanding:
   Diluted shares                28,425    27,748    28,370     21,207
   Incremental shares for
    IPO (6)                          --       451        --      6,786
                                -------   -------   -------   --------
 Pro forma diluted shares        28,425    28,199    28,370     27,993
                                =======   =======   =======   ========

 Adjusted net income per
  pro forma share - diluted     $  0.04   $  0.28   $  0.18   $   0.99
                                =======   =======   =======   ========

 Reconciliation to EBITDA
  and Adjusted EBITDA:
   Net income                   $ 1,069   $ 5,074   $ 4,654   $  1,022
   Reconciling items:
    Depreciation and
     amortization expense         4,032     3,890    11,833     11,481
    Interest expense              2,772     7,791     8,697     25,432
    Income tax expense              566     3,240     2,656        686
                                -------   -------   -------   --------
   EBITDA                         8,439    19,995    27,840     38,621
   Add: Cash payment to
         stock option
         holders (2)                 --        --        --     26,898
        Impairment of
         property held
         for sale (4)                --        --       826         --
        Management fee (5)           --        --        --      1,434
                                -------   -------   -------   --------
        Adjusted EBITDA         $ 8,439   $19,995   $28,666   $ 66,953
                                =======   =======   =======   ========
        Adjusted EBITDA
         as percentage
         of sales                  11.7%     20.3%     12.8%      22.1%
                                =======   =======   =======   ========

 (1) The company provided detailed explanations of its non-GAAP financial measures in its Form 8-K filed October 31, 2007.
 (2) Represents cash payments made to stock option holders
     (including applicable payroll taxes) in lieu of adjusting
     exercise prices in conjunction with the payment of dividends to our shareholders. This amount is included as a separate line item in the consolidated statement of operations of which $5,069 and
     $21,829 related to cost of sales and selling, general and
     administrative expenses, respectively, for 2006.
 (3) This amount is included in interest expense.
 (4) Represents the write-down of the value of the Lexington, North
     Carolina property which has been classified as an asset held for sale due to the relocation of our plant to Salisbury, North
     Carolina and related exit costs. These expenses are included in selling, general, and administrative expenses.
 (5) Represents management fees paid to our majority stockholder.
     Since consummating the initial public offering, these fees are no longer paid. The fees are included in selling, general and administrative expenses.
 (6) Represents incremental shares related to the company's IPO assuming 10,147 shares sold by the company (including the
     over-allotment option of 1,324 shares) were issued at the
     beginning of the respective periods.

CONTACT: PGT, Inc.
         Jeffrey T. Jackson
         941-486-0100, ext. 22786
         jjackson@pgtindustries.com